SCHEDULE 14A INFORMATION
             REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_} Preliminary Proxy Statement (Revocation of Consent Statement) {_} Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
  {_} Definitive Proxy Statement (Revocation of Consent Statement) {X} Definitive Additional Materials
  {_}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
             (Name of Registrant as Specified in Its Charter)


                 -----------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


  Payment of Filing Fee (Check the appropriate box):
  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)  Title of each class of securities to which transaction applies:
  (2)  Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4)  Proposed maximum aggregate value of transactions:  _________________

  (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:  ______________________________________________

  (2)  Form, Schedule or Registration Statement No.:  ________________________

  (3)  Filing Party:  ________________________________________________________

  (4)  Date Filed:  __________________________________________________________



                      GREAT WESTERN FINANCIAL CORPORATION

     Dear Stockholder:

     Please accept our thanks for sending in the Revocation of Consent.

     To avoid the possibility of the validity of your revocation of consent being challenged or disqualified for the reasons(s) indicated below, we are requesting that you sign, date and mail the enclosed revocation of consent with the correction indicated below in the self-addressed envelope provided for your convenience. This Revocation of Consent will automatically revoke any previous revocation of consent.

     ( ) Your previous revocation of consent was unsigned. If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.

     ( ) Your previous revocation of consent was undated. Please sign and date to conform to the name shown on the revocation of consent.

     ( ) Your previous revocation of consent omitted your title or authority. If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.

     ( ) Your previous revocation of consent, as signed, did not conform to the name shown on the revocation of consent.
          Please date and sign this revocation of consent exactly as the registration appears on the revocation of consent, including your full title if signing other than in an individual capacity.

     ( ) Your previous revocation of consent, as marked, did not clearly specify your instructions. Please sign, date and clearly mark your revocation of consent.

     ( )  Other_____________________________________________________

     Since time is of the essence, we would greatly appreciate your signing, dating and mailing this BLUE revocation of consent card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we appreciate your support.

     Sincerely,


     GEORGESON & COMPANY INC.